EXHIBIT 99.9


                PATRIOT TRANSPORTATION HOLDING, INC./NEWS
Contact: 	John D. Milton, Jr.
                Chief Financial Officer	         904/396-5733



PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2011.

Jacksonville, Florida; November 30, 2011 - Patriot Transportation Holding, Inc. (NASDAQ-PATR) reported net income of $1,754,000 or $.19 per diluted share in the fourth quarter of fiscal 2011, a decrease of $240,000 or 12.0% compared to net income of $1,994,000 or $.21 per diluted share in the same period last year. Net income for the fiscal year ended September 30, 2011 was $12,211,000 or $1.29 per diluted share, an increase of $4,840,000 or 65.7% compared to net income of $7,371,000 or $.78 per diluted share in fiscal 2010. Income from discontinued operations favorably impacted net income in fiscal 2011 due to an after tax gain of $4,999,000 or $.53 per diluted share from the exchange of property. On December 1, 2010, the board of directors declared a 3-for-1 stock split of the Company's common stock in the form of a stock dividend. The record date for the split was January 3, 2011 and the new shares were issued on January 17, 2011. All share and per share information presented has been adjusted to reflect this stock split.

Fourth Quarter Operating Results. For the fourth quarter of fiscal 2011, consolidated revenues were $31,306,000, an increase of $3,336,000 or 11.9% over the same quarter last year.

Transportation segment revenues were $25,592,000 in the fourth quarter of 2011, an increase of $2,758,000 over the same quarter last year. Revenue miles in the current quarter were up 4.3% compared to the fourth quarter of fiscal 2010 due to business growth and a longer average haul length. Fuel surcharge revenue increased $1,574,000. Excluding fuel surcharges, revenue per mile increased 1.7% over the same quarter last year. The average price paid per gallon of diesel fuel increased by $.96 or 35.9% over the same quarter in fiscal 2010.

Mining royalty land segment revenues for the fourth quarter of fiscal 2011 were $1,068,000, a decrease of $199,000 or 15.7% over the same quarter last year, due to lower tons mined at most locations mostly offset by a shift in production from land held by other lessors to land held by the Company.

Developed property rentals segment revenues for the fourth quarter of fiscal 2011 were $4,646,000, an increase of $777,000 or 20.1% due to higher occupancy.

Consolidated operating profit was $3,556,000 in the fourth quarter of fiscal 2011, a decrease of $357,000 or 9.1% compared to $3,913,000 in the same period last year. Operating profit in the transportation segment decreased $559,000 or 26.0% due to two severe non-preventable incidents in the last four months of fiscal 2011 and higher health insurance claims partially offset by increased miles driven.
Operating profit in the mining royalty land segment decreased
$216,000 or 23.9% due to lower tons mined at most locations offset by a shift in production from land held by other lessors to land held by the Company. Operating profit in the Developed property rentals segment increased $618,000 or 77.7% due to higher occupancy of developed properties. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $140,000 in the fourth quarter of fiscal 2011, compared to a negative $60,000 for the same period last year.

                              Continued

501 Riverside Ave., Ste 500/Jacksonville, Florida 32202/(904) 396-5733

The after tax income from discontinued operations for the fourth quarter of fiscal 2011 was $97,000 versus $98,000 for the same period last year. Diluted earnings per share on discontinued operations for the fourth quarter of fiscal 2011 was $.01 compared to $.01 in the fourth quarter of fiscal 2010.

Fiscal Year 2011 Operating Results. For the fiscal year 2011, consolidated revenues were $120,106,000, an increase of $8,768,000 or 7.9% over the same period last year.

Transportation revenues were $97,801,000 in 2011, an increase of $8,164,000 or 9.1% over 2010. Revenue miles in fiscal 2011 were up 4.6% compared to 2010 due to business growth and a longer average haul length. Fuel surcharge revenue increased $5,514,000. Excluding fuel surcharges, revenue per mile decreased 1.3% over 2010 due to a longer average haul length. The average price paid per gallon of diesel fuel increased by $.76 or 29.0% over 2010.

Mining royalty land segment revenues for fiscal 2011 were $4,261,000, a decrease of $249,000 or 5.5% compared to $4,510,000 in 2010 due to a shift in tons sold in northern Georgia to a quarry with a lower royalty.

Developed property rentals segment revenues increased $853,000 or 5.0% in 2011 to $18,044,000 due to higher occupancy partly offset by reduced tenant reimbursements for snow removal.

Consolidated operating profit was $14,369,000 in fiscal 2011 compared to $14,503,000, a decrease of .9%. Operating profit in the transportation segment decreased $208,000 or 2.5% due to two severe non-preventable incidents in the last four months of fiscal 2011 partially offset by lower health benefit claims and higher miles driven. Operating profit in the mining royalty land segment decreased $251,000 or 8.1% due to reduced mining royalties. Operating profit in the Developed property rentals segment increased $656,000 or 15.5% due to higher occupancy of developed properties offset by higher unbillable maintenance costs, professional fees and depreciation. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $1,415,000 in fiscal 2011, an increase of $331,000 compared to the same period last year due to depreciation and an adjustment to the fair value of the corporate aircraft of $411,000 partially offset by lower stock compensation.

The after tax income from discontinued operations was $5,222,000 or $.55 per diluted share in fiscal 2011 which included a book gain on the exchange of property of $4,999,000 after tax or $.53 per diluted share. The after tax income from discontinued operations was $315,000 or $.03 per diluted share in fiscal 2010 as a result of favorable insurance reserve adjustments.

Summary, Outlook and Subsequent Events. Transportation segment miles for this year were 4.6% higher than last year. The Company continues to succeed in adding drivers and customers and anticipates increasing segment miles again in fiscal 2012. Insurance and losses increased $659,000 compared to 2010 due to two severe non-preventable incidents in the last four months of fiscal 2011 partially offset by lower health benefit claims.

Operating profit from the leasing of developed buildings has been unfavorably impacted by three newer buildings brought into service since September 2008 along with two nearly vacant buildings in Delaware impacted by automobile plant closings and the residential housing downturn. Occupancy has increased from 72.0% to 79.8% (including 104,226 square feet or 3.6% for temporary storage under a less than full market lease rate) over last fiscal year end as the market for new tenants appears to have improved and traffic for vacant space has increased. The Company is not presently engaged in the construction of any new buildings.


                                Continued

Windlass Run Residential (previously Bird River), located in southeastern Baltimore County, Maryland, is a 121 acre tract of land adjacent to and west of our Windlass Run Business Park. The property was rezoned in September 2007 to allow for additional density and plans are being pursued to obtain an appropriate product mix. In July 2008, the Company entered into an agreement to sell the property at a purchase price of $25,075,000 and closing was scheduled to occur in the first quarter of calendar 2012. The purchaser had placed non-refundable deposits of $1,000,000 under this contract in escrow. Preliminary approval for the development as originally contemplated was previously received and the time for any appeals from that approval has expired. In October 2011 the purchaser terminated its agreement to purchase the property and released the $1,000,000 escrow deposit to the company's subsidiary, FRP Bird River, LLC. along with all permits, engineering work, plans and other development work product with regards to the property. The Company intends to continue to complete the entitlement process for this parcel of land for residential development and will market it appropriately as the demand for residential property in this area improves in the future.

Conference Call.The Company will also host a conference call at 2:00 p.m.
EDT on December 1, 2011.Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-207-9994 (pass code 78932) within the United States.International callers may dial 1-334-323-7225 (pass code 78932).Computer audio is available via the Internet through the Conference America, Inc. website at http://64.202.98.81/Conferenceamerica or via the Company's website at http://www.patriottrans.com.If using the Company's website, click on the Investor Relations tab, then select Patriot Transportation Holding, Inc.Conference Stream, next select the appropriate link for the current conference.An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-7226.The passcode of the audio replay is 82136560.Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording.There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; demand for flexible warehouse/office facilities; ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.


Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities. The Company's real estate group, comprised of FRP Development Corp. and Florida Rock Properties, Inc., acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.



                                  Continued

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                   PATRIOT TRANSPORTATION HOLDING, INC.
	Summary of Consolidated Revenues and Earnings (unaudited)
                  (In thousands except per share amounts)


                                           Three Months

        Fiscal Year


                                               Ended

              Ended
                                           September 30

       September 30
                                           ------------       -------------


  2011
       2010

     2011
2010


                                          ----       ----     ----       ----






Revenues
                                 $31,306
27,970

$120,106
111,338

Operating profit
                          $3,556
3,913

 $14,369
14,503

Income before taxes                       $2,752     3,079    $11,287   11,019
Income from continuing operations         $1,657     1,896     $6,989    7,056
Income from discontinued operations          $97        98     $5,222      315

Net income
$1,754
    1,994

$12,211
7,371

Earnings per common share:
  Income from continuing operations
       Basic
                               $0.18
0.21

      $0.75
0.77
       Diluted                             $0.18      0.20      $0.74     0.75
  Income from discontinued operations
       Basic                               $0.01      0.01      $0.57     0.03
       Diluted                             $0.01      0.01      $0.55     0.03
  Net income
       Basic                               $0.19      0.22      $1.32     0.80
       Diluted                             $0.19      0.21      $1.29     0.78



Weighted average common shares outstanding:






  Basic
 9,299
     9,218

9,284
9,182

  Diluted
                                  9,441
9,427

9,451
9,424




                    PATRIOT TRANSPORTATION HOLDING, INC.

Condensed Balance Sheets (unaudited)

                          (Amounts in thousands)




September 30

   September 30



                                                      2011

2010


                                                  -------------  ------------





Cash and cash equivalents

                         $      21,026

 $     17,151

Accounts receivable, net                                  6,702         5,940
Federal and state income taxes receivable                    93           930
Notes receivable, current                                     -         1,238
Assets of discontinued operations

                           114           542

Other current assets

6,759

5,971

Property, plant and equipment, net

                      208,988

198,116

Investment in Brooksville Joint Venture                   7,412         7,382
Notes receivable, non-current                                 -

         4,382
Other non-current assets

                                 15,296        16,098
                                                 --------------  ------------
    Total Assets

                                 $      266,390

 $    257,712
                                                 ==============  ============







Current liabilities                              $       18,198  $     16,768
Liabilities of discontinued operations

                       34         1,327

Long-term debt (excluding current maturities)

62,370

67,272

Deferred income taxes

16,919

16,084

Other non-current liabilities

4,422

4,205

Shareholders' equity

                                    164,447
       152,056
                                                 --------------  ------------
   Total Liabilities and Shareholders' Equity

    $      266,390  $    257,712

                                                 ==============  ============

                            Continued

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                 PATRIOT TRANSPORTATION HOLDING, INC.
                    Business Segments (unaudited)
                        (Amounts in thousands)

The Company has identified three business segments, Transportation, Mining royalty land and Developed property rentals, each of which is managed separately along product lines. All of the Company's operations are located in the Southeastern and Mid-Atlantic states. Operating results for the Company's business segments are as follows:


                                     Three Months Ended

    Fiscal Year Ended


        September 30

 September 30
                                       ------------          ------------


 2011
2010
     2011
         2010
                                      ----        ----     ----         ----








Transportation revenues            $25,592      22,834    $94,801     89,637
Mining royalty land revenues         1,068       1,267      4,261      4,510

Developed property rentals revenues
  4,646
3,869

18,044
     17,191


                                     -----       -----     ------     ------






Total Revenues
$31,306
     27,970

$120,106
111,338
                                   =======      ======   ========    =======














Transportation operating profit     $1,594       2,153     $8,028      8,236
Mining royalty land operating profit
   689         905

      2,857      3,108

Developed property rentals operating
  profit
1,413
         795

4,899
4,243

Unallocated corporate expenses
        (140)
         60

(1,415)
(1,084)
                                     ------      -----     -------    -------








Total Operating Profit
$3,556
3,913

    $14,369
14,503

                                    =======      =====    =======     ======


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